PRICEWATERHOUSECOOPERS [LOGO]

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                                             Kesselman & Kesselman
                                             Certified Public Accountants (Isr.)
                                             Trade Tower, 25 Hamered Street
                                             Tel Aviv 68125 Israel
                                             P.O. Box 452 Tel Aviv 61003 Israel
                                             Telephone +972-3-7954555
                                             Facsimile +972-3-7954556

December 21, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Safetek International, Inc. (the "Registrant"), which were filed with the Commission on December 16, 2005, pursuant to Item 4.01 of Form 8-K, as part of the Registrant's Form 8-K report dated December 13, 2005. We do not agree with the statements concerning our Firm contained in such Form 8-K, or in the notification of late filing for the Registrant's Form 10-QSB for the quarter ending September 30, 2005 referred to in such Form 8-K, that characterize us as determining that it was necessary for the Registrant to restate its financial statements. As indicated by the Registrant in the third paragraph of the Form 8-K under the caption "The Former Accountant," as well as in the penultimate sentence of the sixth paragraph under that caption, we had not reached a conclusion. It should also be noted that we were not the Registrant's independent registered public accounting firm for any of the periods to which the potential restatement relates. We also do not agree with the statements in such Form 8-K, or in the aforementioned notification of late filing that characterize us as being responsible for the preparation of the Company's financial statements. The Registrant, and not its independent registered public accounting firm, is responsible for preparation of the Registrant's financial statements. We have no basis for agreeing, or disagreeing with the Registrant's stated reason for dismissing us.

Very truly yours,


/s/ Kesselman & Kesselman


Kesselman & Kesselman is a member of PricewaterhouseCoopers International Limited, a company limited by guarantee registered in England and Wales.